Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-25915; 333-80125; 333-69716; and 333-108745) pertaining to the
First Aviation Services Inc. Stock Incentive Plan, as amended, and in the Registration Statement on Form S-8 (No. 333-25909) pertaining to the First Aviation Services Inc. Employee Stock Purchase Plan, of our report dated April 21, 2006, with respect to the consolidated financial statements and schedule of First Aviation Services Inc., included in the Annual Report (Form 10-K) for the year ended January 31, 2006.

                                                    /s/ Ernst & Young LLP


Stamford, Connecticut
April 27, 2006